Exhibit 99.4



                             SUBSCRIPTION AGREEMENT
                               (Non-U.S. Investor)

Hybridon, Inc.
345 Vassar Street
Cambridge, MA 02139

Gentlemen:

         1. Subscription. The undersigned (the "Purchaser"), intending to be legally bound, hereby irrevocably agrees to purchase from Hybridon, Inc. (the "Company") units of the Company (the "Units") for the total purchase price set forth on the signature page hereto. Each Unit shall consist of 100 shares of the Company's common stock, par value U.S. $.001 per share ("Common Stock"), and warrants ("Warrants") to purchase 20 shares of Common Stock. Each Unit is being offered at a price per Unit determined by multiplying 100 by the sum of:

              (a) the highest of the following prices (the highest being referred to as the "Market Price"):

                   (i) the volume weighted average of the closing sales prices of the Common Stock on the American Stock Exchange for the five consecutive trading days immediately preceding the date of the closing of the sale of Units to the Purchaser under this Subscription Agreement (the "Closing Date"),

                   (ii) the volume weighted average of the closing sales prices of the Common Stock on the American Stock Exchange for the 10 consecutive trading days immediately preceding the Closing Date,

                   (iii) the volume weighted average of the closing sales prices of the Common Stock on the American Stock Exchange for the 15 consecutive trading days immediately preceding the Closing Date,

                   (iv) the volume weighted average of the closing sales prices of the Common Stock on the American Stock Exchange for the 20 consecutive trading days immediately preceding the Closing Date, and

                   (v) the closing sales price of the Common Stock on the American Stock Exchange on the trading day immediately preceding the Closing Date, and


              (b) $0.025.

         This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum of the Company dated August 25, 2004, as amended or supplemented from time to time, including all attachments, annexes, schedules and exhibits thereto (the "Memorandum"), relating to the offering (the "Offering") by the Company of a minimum of $5,000,000 of Units (the "Minimum Amount") and a maximum of $6,500,000 of Units (the "Maximum Amount").

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         The terms of the Offering are more completely described in the
Memorandum and such terms are incorporated herein in their entirety. Certain capitalized terms used but not otherwise defined herein shall have the respective meanings provided in the Memorandum.

         2. Payment. The Purchaser agrees to make payment of the full amount of the purchase price of the Units being subscribed for by wire transfer payment at the time and in accordance with the directions specified by the Company. Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest, penalty, expense or deduction if (a) this Subscription Agreement is not accepted by the Company, (b) the closing of the sale of Units to the Purchaser under this Subscription Agreement (the "Closing") does not occur within two weeks of the date of this Subscription Agreement as set forth under the Purchaser's signature on the signature page hereto, or (c) the Offering expires or is terminated pursuant to its terms or by the Company prior to the Closing. Together with the check for, or wire transfer of, the full purchase price, the Purchaser is delivering two completed and executed Omnibus Signature Pages to this Subscription Agreement and the Registration Rights Agreement.

         3. Acceptance of Subscription. The Purchaser understands and agrees that the Company may, in its sole discretion and for any reason whatsoever, withdraw the Offering, accept or reject in whole or in part this or any other subscription for Units or allot the Purchaser less than the number of Units that the Purchaser desires to purchase. The Company shall have no liability whatsoever to the Purchaser in the event that any of the foregoing shall occur. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement and until the closing conditions provided in Section 4(b) have been fulfilled. If
(a) this Subscription Agreement is not accepted by the Company, (b) the Closing does not occur within two weeks of the date of this Subscription Agreement as set forth under the Purchaser's signature on the signature page hereto, or (c) the Offering expires or is terminated pursuant to its terms or by the Company prior to the Closing, this Subscription Agreement shall thereafter be of no further force or effect.

         4. Closing.

              (a) The Closing of the sale of the Units to the Purchaser under this Subscription Agreement shall occur as soon as practicable following the acceptance by the Company of this Subscription Agreement and the fulfillment of the conditions set forth in paragraph (b) below.

              (b) The obligations of the Purchaser to purchase, and of the Company to sell, the Units under this Subscription Agreement shall be subject to the fulfillment of the following conditions:

                   (i) the Minimum Amount of Units shall have been sold or shall concurrently be sold to all purchasers of Units in the Offering, including the Units sold to the Purchaser under this Subscription Agreement;

                   (ii) each representation and warranty contained in Section 5 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date; and

                   (iii) the shares of Common Stock issued as part of the Units sold under this Subscription Agreement and the shares of Common Stock issuable upon exercise of the Warrants issued as part of the Units sold under this Subscription Agreement shall have been

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approved for listing on the American Stock Exchange, subject only to notice of issuance at the time of purchase.

              (c) Following the Closing, the Company shall deliver to the Purchaser, against payment to the Company at the Closing of the purchase price therefor in accordance with Section 2, a certificate for the number of shares of Common Stock issued as part of the Units sold under this Subscription Agreement and executed Warrants to purchase the number of shares of Common Stock issued as part of the Units sold under this Subscription Agreement.

              (d) The Company and its agents may continue to offer and sell Units and conduct additional closings for the sale of additional Units after the Closing and until the expiration or termination of the Offering.

         5. Representations and Warranties. The Purchaser hereby acknowledges, represents, warrants and agrees as follows:

              (a) The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, and outside the United States in accordance with Regulation S under the Securities Act ("Regulation S"), based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

              (b) The Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the "Advisors"), have received the Memorandum and all other documents requested by the Purchaser and the Advisors, if any, have carefully reviewed them and understand the information contained therein prior to the execution of this Subscription Agreement;

              (c) None of the U.S. Securities and Exchange Commission, any state securities commission or any other regulatory authority (foreign or otherwise) has approved the Units or any of the shares of Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any U.S. Federal, state or other regulatory authority (foreign or otherwise);

              (d) The Purchaser and the Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and the Advisors, if any;

              (e) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum;

              (f) The Purchaser has taken no action which would give rise to any claim by any person against the Company for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby;

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              (g) The Purchaser, either alone or together with its Advisor(s), if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

              (h) The Purchaser is not relying on the Company, or any of its agents or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only his or its own Advisors;

              (i) The Purchaser is acquiring the Units solely for such Purchaser's own account for investment and not with a view to resale or distribution thereof, in whole or in part. Except for arrangements with shareholders of the Purchaser as provided in the organizational documents of the Purchaser, the Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, the shares of Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, and the Purchaser has no plans to enter into any such agreement or arrangement;

              (j) The purchase of Units represents high risk capital and the Purchaser is able to afford an investment in a speculative venture having the risks and objectives of the Company. The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the securities included in the Units may be sold, hypothecated or otherwise disposed of unless (i) such securities are subsequently registered under the Securities Act, (ii) an exemption from such registration is available in a transaction not subject to the registration requirements of the Securities Act or (iii) in accordance with Regulation S. The Company has agreed that purchasers of the Units will have, with respect to the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants, the registration rights described in the Registration Rights Agreement the form of which is included in the subscription documents;

              (k) The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Units for an indefinite period of time;

              (l) The Purchaser is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth under the caption "Risks Related to this Offering" and other risk factors of the Company that are referenced in the Memorandum;

              (m) The Purchaser is not a U.S. person (as defined in Securities Act Rule 902(k)) and is not acquiring the Units, the shares of Common Stock, the Warrant or the shares of Common Stock issuable upon exercise of the Warrant for the account or benefit of any U.S. person.

              (n) The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will

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not result in a violation of any applicable law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or
(iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

              (o) The Purchaser represents to the Company that any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under U.S. Federal securities laws and applicable laws of states and foreign jurisdictions in connection with the offering of securities as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Units hereunder;

              (p) Within five days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject, including all information regarding the Purchaser that the Company requests in connection with the registration statement to be filed pursuant to the Registration Rights Agreement described in the Memorandum;

              (q) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisors, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum;

              (r) NONE OF THE SHARES OF COMMON STOCK, THE WARRANTS TO PURCHASE SHARES OF COMMON STOCK OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS OFFERED PURSUANT TO THE MEMORANDUM HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY (FOREIGN OR

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OTHERWISE), NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED
THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

              (s) Each certificate representing shares of Common Stock issued hereunder or upon exercise of the Warrants and each Warrant shall bear a legend substantially in the following form:

         "These shares have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933 or (iii) such offer or transfer is made in accordance with the provisions of Regulation S under the Securities Act of 1933. Hedging transactions involving these shares may not be conducted unless in compliance with the Securities Act of 1933."

              (t) The foregoing representations and warranties are true as of the date of this Subscription Agreement and shall be true as of the Closing Date. If such representations and warranties shall not be true in any respect prior to the Closing Date the Purchaser will give prompt written notice of such fact to the Company.

         6. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

         7. Modification. Except as expressly permitted herein, this Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

         8. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by a reputable overnight delivery service or shall be delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof and any notice or other communication given by overnight delivery service shall be deemed given two business days after deposit with the courier; provided, however, that a notice changing a party's address shall be deemed given at the time of receipt thereof.

         9. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser.

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         10. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts in the United States without reference to the principles thereof relating to the conflict of laws.

         11. Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable U.S. Federal securities laws and the applicable laws of states and foreign jurisdictions. The Company shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction and, should qualification or execution of a general consent be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

         12. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

         13. Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

         14. Miscellaneous.

              (a) This Agreement, together with the Registration Rights Agreement, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof, except for any confidential disclosure agreement between the Purchaser and the Company, and supersede all prior oral or written agreements and understandings, if any, between the parties relating to the subject matter hereof, except for any confidential disclosure agreement between the Purchaser and the Company.

              (b) The Purchaser's representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the shares of Common Stock and Warrants contained in the Units.

              (c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

              (d) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

              (e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or

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contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

              (f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

         15. Omnibus Signature Page. This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the shares of Common Stock and Warrants to subscribers pursuant to the Memorandum. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.



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                                 HYBRIDON, INC.
                            OMNIBUS SIGNATURE PAGE TO
            SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of $1,600,000 of Units (NOTE: to be completed by subscriber) or such lesser amount as shall purchase a whole number of Units and executes the Subscription Agreement and the Registration Rights Agreement, agrees to be bound by the terms and conditions thereof and authorizes this signature page to be attached thereto.

Date (NOTE: To be completed by subscriber): 27 August, 2004

If the Purchaser is an INDIVIDUAL (if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, each owner must complete separate signature page):

---------------------------              --------------------------------------
Print Name                               Social Security Number (if applicable)

---------------------------              --------------------------------------
Signature of Subscriber                  Address Line 1

---------------------------              --------------------------------------
Date                                     Address Line 2

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or
TRUST:

Optima Life Sciences Limited
----------------------------------        --------------------------------------
Name of Partnership, Corporation,         Federal Taxpayer Identification Number
Limited Liability Company or Trust        (if applicable)

By:   /s/ Youssef El Zein                 Isle of Man
-------------------------                 -----------
Name: Youssef El Zein                     Jurisdiction of Organization
Title: Director

August 27, 2004                           St James's Chambers, 64A Athol Street
----------------------------------        --------------------------------------
Date                                      Address Line 1

                                          Isle of Man IM1 1JE
                                          -------------------
                                          Address Line 2


ACCEPTED AS OF THE 27TH DAY OF AUGUST, 2004:

HYBRIDON, INC.

By:   /s/ Robert G. Andersen
      -----------------------
Name: Robert G. Andersen
Title: CFO


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